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                                                                                                                     EXHIBIT 12.1


                                                    COSTILLA ENERGY, INC.
                                                   EBITDA/INTEREST EXPENSE
                                                      (in thousands)

                                                                                                           Three Months Ended
                                                              Year Ended December 31,                           March 31,
                                           -------------------------------------------------------   ---------------------------
                                                                                            Pro                            Pro
                                                             Historical                    Forma         Historical       Forma
                                           --------------------------------------------   --------   -----------------   -------
                                            1991     1992     1993     1994      1995       1995       1995      1996      1996
                                           ------   ------   ------   ------   --------   --------   --------   ------   -------
Net income (loss)                          $  234   $  368   $   73   $  163   $(4,314)   $(7,860)   $(1,051)   $   12   $ (299)

  Interest expense                            179      365      605    1,458     4,454     11,631        407     1,704    2,908
  Income taxes                                 (2)      18      (23)      40         3          3          -         -        -
  Exploration and abandonment                 106        4      218      793     1,650      2,761      1,007       228      475
  Depreciation, depletion and amortization    494      404      884    1,847     6,095     14,313        462     1,986    3,166
                                           ------   ------   ------   ------   -------    -------    -------    ------   ------
EBITDA                                     $1,011   $1,159   $1,757   $4,301   $ 7,888    $20,848    $   825    $3,930   $6,250
                                           ------   ------   ------   ------   -------    -------    -------    ------   ------
EBITDA/Interest expense                       5.6x     3.2x     2.9x     2.9x      1.8x       1.8x       2.0x      2.3x     2.1x
                                           ------   ------   ------   ------   -------    -------    -------    ------   ------
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